INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Pilgrim America Prime Rate Trust

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights and Investment Peformance" and "Experts" in the prospectus.



KPMG Peat Marwick LLP
November 4, 1997